
Calculation of Earnings Per Share


                                             Fiscal Year Ended
                                 ----------------------------------------
                                 December 28,  December 29,  December 31,
                                    1997          1996           1995
                                 ------------  ------------  ------------

Basic earnings:
   Net income                    $712,679,000  $943,087,000  $477,262,000

   Weighted average number of
     common shares outstanding    283,360,000   281,782,000   280,312,000

   Basic earnings per share             $2.52         $3.35         $1.70

Diluted earnings:
   Net income                    $712,679,000  $943,087,000  $477,262,000

   Weighted average number of
     common shares outstanding    283,360,000   281,782,000   280,312,000

   Dilutive effect of out-
     standing stock options and
     stock incentive rights         2,250,000     1,644,000     2,011,000

   Weighted average number of
     shares outstanding, as
     adjusted                     285,610,000   283,426,000   282,323,000

   Diluted earnings per share           $2.50         $3.33         $1.69
